IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

JESS SARVER, derivatively on behalf of		:
RAIT FINANCIAL TRUST,	:
:
Plaintiff,	: :	Civil Action No.
v.	: :	2:07-cv-03420
BETSY Z. COHEN, et al.,	:
:
Defendants,	:
:
and	:
:
RAIT FINANCIAL TRUST,	:
:
Nominal Defendant.	:

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement is submitted pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into by and among: plaintiff, Jess Sarver (“Plaintiff”), individually and derivatively on behalf of nominal defendant, RAIT Financial Trust (“RAIT,” or the “Trust”); RAIT, by its Special Litigation Committee; defendants, Betsy Z. Cohen, Daniel G. Cohen, Edward S. Brown, Frank Farnesi, S. Kristin Kim, Daniel Promislo, John F. Quigley, III, and Murray Stempel, III (collectively, the “Individual Defendants”); and Joseph Plank, the plaintiff in Plank v. Cohen, No. 1288 February Term 2009, currently pending in the Court of Common Pleas for the County of Philadelphia, Pennsylvania, by and through their undersigned counsel.

Recitals

A. Beginning on August 1, 2007, a number of shareholder class actions were filed against RAIT and certain of its trustees and officers. The actions were consolidated and a consolidated class action complaint was filed on January 4, 2008 (the “Securities Litigation”). The Securities Litigation is captioned In re RAIT Financial Trust Securities Litigation, Master File No. 07-3148 (E.D. Pa.). The consolidated complaint in the Securities Litigation asserts claims against RAIT, certain of RAIT’s trustees and officers, RAIT’s outside auditors, and the underwriters of certain of RAIT’s stock and note offerings.

B. On August 17, 2007, Plaintiff filed this action derivatively on behalf of RAIT against the Individual Defendants (the “Derivative Action”). Subsequently, RAIT received letters from other shareholders demanding that its Board investigate and pursue claims on behalf of the Trust against Trust officers and trustees, among others. Specifically, the Board received a demand letter from shareholder Joseph Plank dated September 17, 2007; a demand letter from shareholder International Brotherhood of Electrical Workers Local 98 (“Local 98”) dated May 21, 2008; and a demand letter from shareholder Richmond J. Dougall dated December 18, 2008. The Derivative Action Complaint asserts claims purportedly on behalf of the Trust arising out of the same alleged conduct that is the subject of the securities class actions filed on behalf of Trust shareholders, and the shareholder demand letters demand that RAIT’s Board direct RAIT to assert claims arising out of the same alleged conduct.

C. The Derivative Action Complaint asserts that: the Individual Defendants wrongly failed to disclose the extent of the Trust’s investment in American Home Mortgage Investment Corp. (“AHM”) and the associated risk of default; RAIT had exposure to other troubled issuers but “neither disclosed nor addressed these problems to the point where they worsened and have endangered the members’ dividends;” the Individual Defendants breached “a duty to promptly disseminate accurate and truthful information with regard to the Company’s revenue, margins, operations, performance, management, projections and forecasts so that the market price of the Company’s stock would be based on truthful and accurate information”; these actions harmed RAIT by giving rise to the shareholder class action; and “these actions have damaged irreparably RAIT’s corporate image and goodwill.” Plaintiff did not make a demand on RAIT’s Board, asserting that such a demand would have been futile. The demand letters from Mr. Plank and Mr. Dougall asserted similar claims. The demand letter from Local 98 also asserted those claims and, in addition, claims relating to the manner in which the Trust accounted for its TruPS investments and claims against the underwriters of the Trust’s 2007 stock and debt offerings.

D. In response to the Derivative Action and demand letters and in accordance with Section 8-206 of the General Corporation Law of the State of Maryland and Article 416 of the Trust’s By-laws, on September 20, 2007 the Board of the Trust adopted a resolution appointing a special litigation committee of independent trustees (the “Committee”) “to review, analyze and investigate the allegations made in the [Derivative Action], including any similar allegations made in any subsequent legal action, and to determine what action, if any, RAIT should take.” The Board resolution appointing the Committee delegated to the Committee “the authority to interview, select and retain, at RAIT’s expense, such attorneys or other advisors and secretarial assistance as it may deem appropriate, in order to advise and assist the Special Committee in fulfilling its functions,” and provided that the Committee “have full access to all records, documents or other information in the possession of RAIT or its affiliates or available to RAIT or its affiliates that the Special Committee may deem relevant to its duties.” The Board appointed independent trustees S. Kristin Kim, Daniel Promislo and Murray Stempel, III, to serve as members of the Committee and appointed Mr. Promislo as its Chairman.

E. Pursuant to the authority delegated to it by the Board, the Committee retained the law firm of Ballard Spahr Andrews & Ingersoll, LLP as its legal counsel, and through counsel the accounting firm Tauber & Balser, LLC (“Tauber & Balser”) to assist it by investigating and reporting on the pertinent accounting issues.

F. The Committee’s investigation spanned more than ten months, during which the Committee met in person or telephonically nineteen times. The Committee’s investigation included, inter alia: the collection and review of more than 400,000 documents from RAIT and other sources; interviews of twenty-nine current and former trustees, officers and employees of RAIT and its affiliates, including Taberna Realty Financial Trust (“Taberna”); informal discussions with RAIT officers and counsel concerning information potentially relevant to the investigation; interviews of representatives of RAIT’s independent auditor, Grant Thornton; independent research concerning the pertinent credit markets and TruPS borrowers; and the receipt of a report from Tauber & Balser concerning accounting and related issues within the scope of the Committee’s investigation. The Committee also invited the RAIT shareholders who had asserted derivative and securities claims or submitted demand letters, and their counsel, to meet with the Committee and to provide any information they believed may be relevant to the Committee’s investigation.

G. Following its investigation, the Committee concluded that there is no merit to the allegations of wrongdoing in the Derivative Action Complaint and the demand letters.

H. Based upon the Committee’s findings, which are documented in a confidential report which has been filed under seal with the Court, the Committee determined that it would not serve the interests of the Trust or its shareholders for the Trust to pursue the claims asserted on behalf of the Trust in the Derivative Action, or to take the steps demanded in the shareholder demand letters. The Committee accordingly directed its counsel to so advise the Court and the parties and to seek dismissal of the Derivative Action. RAIT, by the Committee, filed a motion to dismiss the Derivative Action on August 22, 2008.

I. Following the filing of the motion to dismiss, Plaintiff sought leave to conduct discovery relating to, among other things, the Committee’s formation, powers, composition, investigation, and the bases of the Committee’s findings and conclusions. The Committee did not object to such discovery. Plaintiff served upon the Committee document requests, in response to which the Committee served responses and produced responsive documents. Plaintiff also served notices of deposition upon each of the members of the Committee.

J. Plaintiff’s Counsel and the Committee’s counsel have engaged in arms’ length settlement negotiations aimed at reaching a full and final settlement of the Derivative Action.

K. Plaintiff’s Counsel (as defined below) has conducted its own investigation relating to the claims and the underlying events and transactions alleged in the complaint, which has included, among other things, review and analysis of the Committee’s report (with exhibits), the Committee’s interview memoranda, and various other documents from RAIT and other sources, and has researched and analyzed the applicable law with respect to Plaintiff’s claims and the potential defenses thereto. Based on their investigation of the facts and the applicable law, Plaintiff’s Counsel have concluded that settlement of the claims asserted in this action on the terms and conditions of this Stipulation is fair, reasonable, adequate and in the best interest of RAIT.

L. The Individual Defendants and RAIT deny any wrongdoing or liability whatsoever with respect to all claims, events, and transactions complained of in the Derivative Action, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, and deny that they acted improperly in any way. Based upon its investigation, the Committee similarly has concluded that there is no merit to the allegations of wrongdoing in the Derivative Action Complaint and the demand letters. The Individual Defendants and the Committee nevertheless consider it desirable that the Derivative Action be settled on the terms and conditions of the Stipulation.

M. The parties to this Stipulation recognize that the Derivative Action has been filed by Plaintiff and defended by Defendants in good faith and the Derivative Action is being voluntarily settled with the advice of counsel. This Stipulation shall not be construed or deemed to be a concession by the Plaintiff of any infirmity of any of the claims asserted in the Derivative Action, nor shall it be construed or deemed to be evidence of an admission or concession on the part of Defendants with respect to any claim or of any fault, liability, wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have or would have asserted.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, IT IS HEREBY STIPULATED AND AGREED, by and among the parties to this Stipulation, by and through their undersigned duly authorized counsel, subject to the approval of the Court pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure, that all Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

Stipulation and AgreementARTICLE I — CERTAIN DEFINITIONS

Section 1.1. “Court” shall mean the United States District Court for the Eastern District of Pennsylvania.

Section 1.2. “Effective Date” shall mean the first date on which the Order and Final Judgment entered by the Court, as described in Section 4.2, becomes a final order, i.e., (i) when there is no pending timely appeal, stay, motion for reconsideration, motion to vacate, or similar request for relief, and the period of time for a party to seek such appeal, stay, motion for reconsideration, motion to vacate, or similar request for relief has expired; or (ii) if there has been an appeal stay, motion for reconsideration, motion to vacate, or similar request for relief, such appeal stay, motion for reconsideration, motion to vacate, or similar request for relief has been decided in such a way as to leave the Order and Final Judgment in effect and the time for any further appeal or review by writ of certiorari has expired.

Section 1.3. “Plaintiff’s Counsel” shall mean Plaintiff’s undersigned counsel.

Section 1.4. “Related Party Transaction” shall mean any transaction that RAIT would be required to disclose in its financial statement footnotes under Statement of Financial Accounting Standards No. 57, “Related Party Disclosures,” as amended or interpreted, or in its proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. Based on the circumstances as of the date hereof, a Related Party Transaction would include any transaction between RAIT and Cohen Brothers LLC, Cohen & Company Securities, LLC or The Bancorp, Inc.

Section 1.5. “Trustee Independence Standards” shall mean the standards that RAIT applies for determining the independence of its trustees, including the standards set forth in Section 2.2 hereof.

ARTICLE II — SETTLEMENT CONSIDERATION

RAIT shall take all necessary steps to adopt and implement the corporate governance provisions set forth below within two months of the Effective Date, and to maintain them for the time periods specified below or so long as RAIT’s common stock is publicly traded in the United States, whichever period is shorter.

Section 2.1. Board Structure. For a period of five years from the Effective Date:

2.1.1. RAIT’s Board shall maintain a Conflicts Committee, consisting of no fewer than three members and consisting entirely of independent trustees within the meaning of the Trust’s Trustee Independence Standards. The Conflicts Committee shall be responsible, and shall have the sole authority and full power of the Board, for approving or rejecting all Related Party Transactions on behalf of RAIT. The Conflicts Committee shall have the authority to retain such independent legal or other experts as it deems necessary. The Board may designate the Audit Committee to serve as the Conflicts Committee, provided it meets the requirements set forth in this paragraph.

2.1.2. The Audit Committee, Nominating and Governance Committee, and Compensation Committee shall consist entirely of independent trustees within the meaning of the Trust’s Trustee Independence Standards. The Audit Committee shall meet no fewer than four times per year. The Nominating and Governance and Compensation Committees shall meet no fewer than two times per year.

2.1.3. A majority of RAIT’s trustees shall be independent within the meaning of the Trust’s Trustee Independence Standards.

Section 2.2. Trustee Independence Standards. For a period of five years from the Effective Date, RAIT’s Trustee Independence Standards shall include the following requirements:

2.2.1. The trustee has not been employed by the Trust or any of its affiliates, as defined by the Trust, at any time during the preceding three years.

2.2.2. The trustee has no direct personal services contract with the Trust other than with respect to the trustee’s service as a trustee.

2.2.3. The trustee is not employed and compensated by a not-for-profit entity that receives contributions from the Trust in any single fiscal year that exceeds the greater of $1 million or 2% of such entity’s consolidated gross revenues.

2.2.4. The trustee is not a member of the immediate family (as defined in the listing standards of the primary exchange on which the Trust’s common shares trade) of any person who fails to satisfy the Trust’s Trustee Independence Standards, except that: (i) with respect to employment with the Trust or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or trustee position; and (ii) with respect to any direct personal services contract with the Trust, such a contract between the Trust and any immediate family members of a Trustee will not negate independence if such contract is approved by the Conflicts Committee.

2.2.5. The trustee has no direct ownership interest in any investment in which the trustee jointly acquired such investment interest in conjunction with the Trust.

2.2.6. During the then-current fiscal year or any of the three immediately preceding fiscal years, a company of which the trustee is an executive officer or an employee has not had a business relationship with the Trust in which the Trust has made payments to or received payments from such company that exceed the greater of $1 million or 2% of such company’s consolidated gross revenues.

2.2.7. No member of the Trust’s Compensation Committee or Nominating and Governance Committee is employed as an executive officer by a public company at which an executive officer of the Trust serves as a member of such public company’s compensation committee or nominating committee.

Section 2.3. Trustee Compensation. For a period of five years from the Effective Date:

2.3.1. Non-employee trustees shall not be eligible to receive compensatory payments triggered by a change in control of the Trust, other than pursuant to change in control provisions in equity awards, which may be comprised of options, phantom units, restricted stock units, or any other equity compensation awards. For the avoidance of doubt, fees and expense reimbursement relating to service on the Board of Trustees shall not be considered change in control payments for purposes of this Section 2.3.1.

2.3.2. Trustee options shall be priced based upon the market price of RAIT’s stock on the grant date and shall not be granted during blackout periods (as defined in the Trust’s Insider Trading Policy as in effect from time to time), except that new trustees shall be eligible for a grant of options priced based upon the market price of RAIT’s stock during a defined period of time after their appointment.

Section 2.4. Majority Voting. For a period of five years from the Effective Date, in uncontested trustee elections, trustee nominees shall be elected to the Board by a majority of the votes cast. In the event a trustee does not receive a majority of the votes cast, the trustee shall offer his resignation to the Board, which shall convene a meeting within ninety days to review the offered resignation and advise shareholders of the Board’s conclusion about accepting or rejecting the offer of resignation.

Section 2.5. Nomination Procedures for Trustees. For a period of five years from the Effective Date, RAIT shall maintain the following nomination procedures for trustees. Only such persons as are duly nominated by the incumbent trustees or a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting shall be eligible for election. Any shareholder who wishes to do so may send a written recommendation to the Nominating and Governance Committee Chairman. Such a shareholder must: (i) represent that he is a shareholder of RAIT and will remain so through the date of the relevant annual meeting of shareholders of RAIT; and (ii) include the written consent of the person so recommended to serve as a trustee if nominated and elected and to provide such information as the Nominating and Governance Committee may request, as well as a description of recommended person’s background and qualifications. All shareholder recommendations received by the Nominating and Governance Committee by the November 1st immediately preceding the date of an annual meeting of shareholders of the Trust shall be considered by the Nominating and Governance Committee in its deliberations to determine its recommendations to the Board of Trustees regarding persons to be nominated by the Board for election to the Board at such annual meeting.

Section 2.6. Accounting Policies. For a period of five years from the Effective Date, each of the Trust’s chief executive officer and chief financial officer shall certify quarterly in the Trust’s quarterly and annual reports filed with the SEC that they are responsible for establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Trust and have designed such internal control, or caused such internal control over financial reporting to be designed under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (subject to any changes to requirements for such certifications mandated by the SEC). RAIT also shall maintain a policy, to be published in the Trust’s employee handbook, that all complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters regarding trust preferred securities or subordinated debt, and that all confidential and anonymous submissions by any Trust employee regarding questionable accounting, internal accounting controls, or auditing matters regarding trust preferred securities or subordinated debt, shall be brought to the attention of the Audit Committee.

Section 2.7. Code of Business Conduct and Ethics. For a period of five years from the Effective Date, RAIT’s Code of Business Conduct and Ethics shall provide for a designated compliance officer in the office of the chief legal officer to oversee enforcement of the Code and to provide Covered Persons a specific contact in that office.

Section 2.8. Modifications to Required Corporate Governance Policies. In the event that RAIT is required to implement any corporate governance policy that is inconsistent with any of those set forth herein by reason of a change in applicable law, regulation, listing requirement of the exchange on which RAIT’s common stock is traded, or any other such change, such implementation shall not constitute a breach of the Settlement, provided that RAIT shall disclose such change within four business days of its implementation through the filing of a Current Report on Form 8-K with the SEC, the posting of such change on its website, or other means that comply with Regulation FD, unless RAIT has an obligation to keep such change confidential or expediency does not permit such notice, in which event RAIT shall disclose such change through the filing of a Current Report on Form 8-K with the SEC, the posting of such change on its website, or other means that comply with Regulation FD as soon as practicable.

ARTICLE III — RELEASE

Section 3.1. Released Parties. The “Released Parties” are the Individual Defendants and their heirs, executors and assigns, and RAIT and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys.

Section 3.2. Releasing Parties. The “Releasing Parties” are Plaintiff, individually and derivatively on behalf of RAIT, RAIT and any person who may claim by or through them.

Section 3.3. Release of Claims. Upon the Effective Date, the Releasing Parties shall completely, voluntarily, knowingly, unconditionally and forever release and discharge, and be deemed to release and forever discharge, the Released Parties from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Derivative Action or in any other proceeding by or on behalf of Plaintiff individually, and/or by or on behalf of Plaintiff or any RAIT shareholder derivatively on behalf of RAIT, and/or by RAIT against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Derivative Action and in the shareholder derivative demands received by RAIT (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Derivative Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the Securities Litigation, or other direct claims of purchasers of RAIT securities other than Plaintiff. Also upon the Effective Date, Defendants shall completely, voluntarily, knowingly, unconditionally and forever release and discharge Plaintiff and Plaintiff’s Counsel from all claims relating to the institution, prosecution, assertion, settlement and resolution of the Derivative Action or the Settled Claims.

Section 3.4. Unknown Claims. The release contemplated by this Stipulation extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement. With respect to all Settled Claims, the parties stipulate and agree that upon the Effective Date, Plaintiff shall expressly waive, and each Releasing Party shall be deemed to have expressly waived, all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiff acknowledges, and each Releasing Party shall be deemed to have acknowledged, that the Releasing Parties may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Releasing Parties to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish all Settled Claims known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. Plaintiff acknowledges that he has read and understands Section 1542 of the California Civil Code and has had the opportunity to consult with and be advised by counsel regarding its meaning and effect.

ARTICLE IV — IMPLEMENTATION

Section 4.1. Preliminary Approval and Scheduling Order. Promptly after the execution of this Stipulation, Plaintiff’s Counsel shall submit it to the Court and request entry of an Order substantially in the form of Exhibit A hereto (the “Scheduling Order”). The Scheduling Order shall specifically include provisions which, among other things:

4.1.1. Schedule a hearing (the “Settlement Hearing”) to consider: (i) final approval of the Settlement; and (ii) Plaintiff’s Counsel’s application for an award of attorneys’ fees and reimbursement of expenses, as set forth in Section 6.2 herein;

4.1.2. Approve a form of notice substantially in the form of Exhibit B hereto for mailing to RAIT shareholders (“Notice”);

4.1.3. Direct that the Notice be mailed to RAIT record shareholders at the addresses shown on the stock records maintained by or on behalf of RAIT by first-class mail, postage prepaid, and provide that distribution of the Notice substantially in the manner set forth in the Scheduling Order constitutes due and sufficient notice of the Settlement, the Settlement Hearing, Plaintiff’s Counsel’s application for attorneys’ fees and expenses, and other matters set forth in the Notice to all persons entitled to receive such notice, and fully satisfies the requirements of due process, Rule 23.1(c) of the Federal Rules of Civil Procedure, and other applicable law;

4.1.4. Direct RAIT’s counsel to serve on Plaintiff’s Counsel and counsel for the Individual Defendants, and file with the Court prior to the Settlement Hearing, proof by affidavit or declaration of the mailing of the Notice;

4.1.5. Provide that, pending final determination of whether the Settlement should be approved, neither Plaintiff directly (except with respect to the Securities Litigation to the extent Plaintiff is a member of the putative class therein), nor Plaintiff or any RAIT shareholder in a derivative capacity shall commence, maintain, or prosecute any other action or proceeding in any court or tribunal asserting any Settled Claims against any of the Released Persons (Joseph Plank, the plaintiff in Plank v. Cohen, likewise agrees that he will not directly commence, maintain, or prosecute any other action or proceeding in any court or tribunal asserting any Settled Claims against any of the Released Persons);

4.1.6. Provide that any objections by any RAIT shareholder to the proposed Settlement, to the entry of the Order and Final Judgment approving the Settlement, or to the application for an award of attorneys’ fees and expenses shall be considered by the Court at the Settlement Hearing (unless, in its discretion, the Court shall direct otherwise) only if, on or before a date to be specified in the Scheduling Order, persons making objections shall file notice of their intention to appear and copies of any papers in support of their position with the Clerk of Court and serve such notice and papers on:

Faruqi & Faruqi, LLP
2600 Philmont Avenue, Suite 324
Huntingdon Valley, PA 19006
Attn: Jacob A. Goldberg, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
18th & Arch Streets
Philadelphia, PA 19103-2799
Attn: Barbara Mather, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attn: William A. Slaughter, Esquire
Barrack, Rodos & Bacine
2001 Market Street
3300 Two Commerce Square
Philadelphia, PA 19103-7087
Attn: Mark R. Rosen, Esquire

4.1.7. Provide that the Settlement Hearing may, from time to time, and without further notice to RAIT shareholders, be continued or adjourned in whole or in part by order of the Court.

Section 4.2. Order and Final Judgment. At or before the Settlement Hearing, Plaintiff’s Counsel shall request that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C. Neither the Individual Defendants nor RAIT shall contest such request. The Settlement is contingent on the entry of an Order and Final Judgment substantially in the form attached hereto as Exhibit C. The Order and Final Judgment shall specifically include provisions which, among other things:

4.2.1. Finally approve the Settlement as fair, reasonable, adequate and in the best interest of RAIT, and direct consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

4.2.2. Dismiss the Derivative Action and each and every cause of action and claim set forth therein on the merits as to all defendants therein and with prejudice; extinguish all claims, rights, demands, and causes of action that might have been asserted therein by Plaintiff on behalf of himself or any RAIT shareholder; and discharge defendants and all other Released Parties therefrom;

4.2.3. Permanently bar the Releasing Parties from asserting against the Released Parties, and release the Released Parties from, the Settled Claims; and

4.2.4. Reserve jurisdiction in the Court over all matters relating to the administration and consummation of this Stipulation and the Settlement contemplated herein.

Section 4.3. Responsibility for and Costs of Notice. RAIT shall assume the administrative responsibility for distributing the Notice in accordance with the Scheduling Order. All costs incurred in connection therewith, including, without limitation, the actual costs of printing and mailing the Notice and reimbursements to nominee owners for forwarding notices to their beneficial owners, shall be borne by RAIT.

ARTICLE V — TERMINATION

Section 5.1. Result of Termination of the Settlement. In the event that the Court does not approve the Settlement; or if the Court does not enter the proposed Order and Final Judgment substantially in the form attached hereto; or if the Order and Final Judgment is reversed, vacated or modified on appeal so that it is no longer substantially in the form attached hereto as Exhibit C; or the Stipulation is terminated, canceled, or does not become effective for any other reason, then: (i) this Stipulation and any actions taken in connection with it shall be null and void and of no force and effect for all purposes; (ii) all negotiations, transactions, and proceedings connected with this Stipulation shall be without prejudice to the rights of any person, firm, or corporation, and shall not be deemed or construed to be evidence or an admission of wrongdoing on the part of anyone or of liability therefore; and (iii) this Stipulation shall not be entered into evidence or otherwise used or referred to for any reason in this or any other civil, criminal, or administrative proceeding. The Derivative Action shall then revert to its status prior to the date of execution of the Stipulation, and all releases shall be deemed null and void.

ARTICLE VI — COVENANTS

Section 6.1. Entry of Order and Reasonable Efforts. All of the parties hereto and their respective counsel shall use reasonable efforts to effectuate the provisions of this Stipulation and the Settlement contemplated herein.

Section 6.2. Attorneys’ Fees and Expenses. Plaintiff’s Counsel shall be entitled, subject to Court approval and the occurrence of the Effective Date, to recover attorneys’ fees and expenses from RAIT pursuant to applicable law. Subject to Court approval, RAIT will pay Plaintiff’s Counsel up to a maximum of $400,000.00 for attorneys’ fees and costs. Payments made pursuant to this paragraph shall constitute full satisfaction of any claim for fees and/or expenses, and Plaintiff and Plaintiff’s Counsel agree, on behalf of themselves and all RAIT shareholders, that they shall not seek nor be entitled to any additional attorneys’ fees or costs under any theory relating to the Settlement or the Derivative Action. Plaintiff and Plaintiff’s Counsel agree that they shall be responsible for justifying this payment to the Court, and they agree to submit the necessary materials to justify this payment along with Plaintiff’s motion for approval of the Settlement. RAIT and the Individual Defendants agree not to contest Plaintiff’s Counsel’s request for approval of this payment of fees and expenses provided it is consistent with this Stipulation and not in excess of $400,000.00, inclusive of fees and expenses. If the Effective Date occurs, RAIT shall make the payment pursuant to this paragraph to Gardy & Notis, LLP directly within 15 business days after the Effective Date, provided, however, that Plaintiff’s Counsel shall at least 10 business days in advance of such payment provide counsel for RAIT with the pertinent taxpayer identification numbers and a Form W-9 for reporting purposes. Other than any reporting of this payment as required by this Stipulation or law, which RAIT shall make, Plaintiff and Plaintiff’s Counsel shall alone be responsible for the reporting and payment of any federal, state, and/or local income or other form of tax on any payment made pursuant to this paragraph.

ARTICLE VII — MISCELLANEOUS

Section 7.1. The litigation styled as Plank v. Cohen, No. 1288 February Term 2009, currently pending in the Court of Common Pleas for the County of Philadelphia, Pennsylvania, is a derivative action asserting similar claims to those asserted in the Action. The plaintiff and plaintiff’s counsel in the Plank v. Cohen action agree with and support the Settlement of the Action and are signatories to this Stipulation. If the Court approves this Settlement, then the plaintiff and plaintiff’s counsel in the Plank v. Cohen action shall move for the dismissal of that action in light of the Settlement within five (5) business days of this Court’s issuing the Order and Final Judgment. Any award of attorneys’ fees and expenses in this Action may be allocated between Plaintiff’s Counsel and the plaintiff’s counsel in the Plank v. Cohen action as they may agree. The plaintiff’s counsel in the Plank v. Cohen action shall not be entitled to any additional award of attorneys’ fees or expenses and shall not request any attorneys’ fees or expenses in the Plank v. Cohen action.

Section 7.2. Stipulation Not an Admission. Neither this Stipulation, including any exhibit or document referenced herein, nor any action taken to effectuate or further this Stipulation or the Settlement contemplated herein, may be construed as, or may be used as an admission by, or against, any other parties of any fault, wrongdoing, or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the parties. Entering into, or carrying out, this Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency, or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Stipulation or the provisions of any of the exhibits to this Stipulation. The parties hereto each specifically reserve all rights, claims, demands, defenses, or causes of action which each party presently has, or claims to have, against any of the others and nothing contained herein will be deemed to affect the same, until the Effective Date as set forth herein, at which time the releases provided herein shall become effective.

Section 7.3. Modification. Except as otherwise provided in Section 2.8, above, and in this Section, the provisions of this Stipulation (including any time periods specified herein) may be modified by written agreement of counsel for all of the parties hereto with the consent of the Court and without further notice to RAIT shareholders unless the Court requires such notice. The terms and provisions of this Stipulation may not be changed, waived, modified, or varied in any manner unless in writing duly signed by counsel for all of the parties hereto. In the event that RAIT determines that a modification to the provisions of this Stipulation other than the corporate governance policies required by Sections 2.1 through 2.7, and Plaintiff is no longer a RAIT shareholder or obtaining consent of the other parties is impracticable for any other reason, RAIT may seek Court approval for such modification.

Section 7.4. Headings. The recitals and definitions set forth above are essential elements of this Stipulation. The headings contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or otherwise describe the scope of this Stipulation or the intent of its provisions.

Section 7.5. Entire Agreement. This Stipulation, including the exhibits hereto, sets forth the entire agreement of the parties concerning the Settlement and supersedes all prior oral or written agreements, arrangements, understandings, inducements, promises, and warranties not embodied or incorporated herein relating to the subject matter of this Stipulation. Prior discussions and negotiations are superseded by, and merged into, this Stipulation.

Section 7.6. Counterparts. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 7.7. Waiver. The failure of any party hereto to enforce at any time any provision of this Stipulation shall not be construed as a waiver of such provision, nor be construed in any way to effect the validity of this Stipulation or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

Section 7.8. Successors. This Stipulation shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns. No party hereto may assign its rights or obligations hereunder without the prior written consent of all of the other parties hereto.

Section 7.9. Notices. Any and all notices, requests, consents, directives, or communications by any party intended for any other party shall be in writing, shall be given personally or by United States mail or other commercial carrier and shall be deemed delivered on the earlier of (a) the date received and (b) the date four business days after the date of mailing, and shall be addressed to all of the undersigned counsel at the addresses provided below. Any party may, from time to time, change the person or address to which such written notices, requests, consents, directives, or communications are to be sent by giving the other parties ten days prior written notice of the changed address in the manner provided herein.

Section 7.10. Governing Law. This Stipulation and the attached exhibits shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without reference to principles of choice or conflicts of laws. This Stipulation (including, without limitation, its execution and consummation) shall be enforced solely in the Court. The Released Parties and the Releasing Parties hereby waive, or shall be deemed to have waived, any objection they may now or hereafter have to the venue or forum of any such enforcement proceedings, and irrevocably consent to and acknowledge jurisdiction and service of any and all process of the Court in any such proceedings.

Section 7.11. Collaborative Effort. The undersigned agree that no single party shall be deemed to have drafted this Stipulation or any portion thereof. This Stipulation is the product of the collaborative effort of the undersigned counsel.

Section 7.12. Authority. Each of the individuals executing this Stipulation on behalf of one or more of the parties warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such parties, and that it is binding on such parties in accordance with its terms.

Section 7.13. No Assignment. Plaintiff and Plaintiff’s Counsel represent and warrant that none of Plaintiff’s alleged claims or causes of action against the Individual Defendants have been assigned, or in any manner transferred, in whole or in part.

IN WITNESS WHEREOF, the parties have executed this Stipulation as of the date(s) set forth below.

/s/ Jacob A. Goldberg	/s/ William A. Slaughter

Jacob A. Goldberg
FARUQI & FARUQI, LLP
2600 Philmont Avenue, Suite 324
Huntingdon Valley, PA 19006
(215) 914-2460
jgoldberg@faruqilaw.com

Nadeem Faruqi
FARUQI & FARUQI LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
(212) 983-9330
nfaruqi@faruqilaw.com
William A. Slaughter
Stephen J. Kastenberg
Paul Lantieri III
BALLARD SPAHR ANDREWS & INGERSOLL,
LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
(215) 665-8500
slaughter@ballardspahr.com
—
kastenberg@ballardspahr.com
—
lantierip@ballardspahr.com

Date: April 14, 2009	Date: April 14, 2009 On Behalf of Nominal Defendant, RAIT Financial Trust, as Counsel for its Special Litigation Committee
/s/ James S. Notis	/s/ Mark R. Rosen

James S. Notis GARDY & NOTIS LLP 440 Sylvan Avenue Englewood Cliffs, NJ 07632 (201) 567-7377 jnotis@gardylaw.com Date: April 14, 2009 On Behalf of Plaintiff, Jess Sarver	Leonard Barrack Mark R. Rosen BARRACK, RODOS & BACINE 2001 Market Street 3300 Two Commerce Square Philadelphia, PA 19103-7087 (215) 963-0600 lbarrack@barrack.com — mrosen@barrack.com

Date: April 14, 2009 On Behalf of Individual Defendants Edward S. Brown, Frank Farnesi, S. Kristin Kim, Daniel Promislo, John F. Quigley, III, and Murray Stempel, III
/s/ Evan J. Smith	/s/ Robin Sumner

Evan J. Smith
BRODSKY & SMITH, LLC
Two Bala Plaza, Suite 602
Bala Cynwyd, PA 19004
(610) 667-9200
esmith@brodsky-smith.com

Date: April 14, 2009
On Behalf of Joseph Plank, plaintiff in
Plank v. Cohen, Phila. Cty. CCP, No.
1288 February Term 2009	Barbara Mather Robin Sumner Patricia A. McCausland PEPPER HAMILTON LLP 3000 Two Logan Square 18th & Arch Streets Philadelphia, PA 19103-2799 (215) 981-4985 matherb@pepperlaw.com — sumner@pepperlaw.com

mccauslandp@pepperlaw.com

Date: April 15, 2009 On Behalf of Individual Defendants Betsy Z. Cohen and Daniel G. Cohen, and Nominal Defendant, RAIT Financial Trust

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

JESS SARVER, derivatively on behalf of		:
RAIT FINANCIAL TRUST,	:
:
Plaintiff,	: :	Civil Action No.
v.	: :	2:07-cv-03420
BETSY Z. COHEN, et al.,	:
:
Defendants,	:
:
and	:
:
RAIT FINANCIAL TRUST,	:
:
Nominal Defendant.	:

SCHEDULING ORDER FOR APPROVAL OF DERIVATIVE ACTION

The parties to the above-captioned action (the “Action”), having applied for an order approving the proposed settlement of the Action (the “Settlement”), in accordance with the terms of and in the form required by the Stipulation of Settlement entered into by the parties, dated April 14, 2009 (the “Stipulation”), dismissing the Action upon the terms and conditions set forth in the Stipulation, barring and enjoining prosecution of any and all settled claims, as defined in the settlement, and making other related determinations in accordance with the Stipulation of Settlement;

NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,

IT IS HEREBY ORDERED this        day of      , 2009, that:

1. Capitalized terms used in this order and not otherwise defined shall have the meanings set forth in the Stipulation.

2. A hearing (the “Settlement Hearing”) shall be held on      , 2009, at            .m. in Courtroom        of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797, to:

a.	Determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of RAIT Financial Trust (“RAIT”);

b.	Determine whether final judgment should be entered pursuant to the Stipulation dismissing the Action with prejudice and extinguishing and releasing all Settled Claims (as defined therein);

c.	Determine whether to enter an order enjoining all other holders of RAIT common shares from commencing or prosecuting, either directly or indirectly, any action or proceeding asserting any of the Settled Claims in this or any other forum;

d.	Rule on an application of Plaintiff’s counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and

e.	Rule on such matters as the Court may deem appropriate.

3. The Court may adjourn the Settlement Hearing or any part thereof, including the consideration of the application for attorneys’ fees and reimbursement of expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court may approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

5. Nominal defendant RAIT shall, within ten (10) business days of the date of this order, cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the “Notice”) to be mailed by First Class United States Mail, postage pre-paid, to all holders of RAIT common shares as of the date three (3) business days after the date of the Stipulation at their last known address appearing in the stock transfer records maintained by or on behalf of RAIT. All record holders of RAIT common shares who are not also the beneficial owners of the RAIT common shares held by them of record are requested to forward the Notice to the beneficial owners of those shares. RAIT shall use reasonable efforts to give notice to such beneficial owners by (i) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests additional copies of the Notice for distribution to beneficial owners, or (ii) mailing additional copies of the Notice to beneficial owners.

6. The Court approves, in form and content, the Notice and finds that the giving of notice as specified herein meets the requirements of Fed. R. Civ. P. 23.1(c) and due process, is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons and entities entitled to receive notice. RAIT shall, at or before the Settlement Hearing, file an appropriate affidavit or proof of service showing compliance with the Notice provisions of this Order.

7. Any holder of RAIT common shares may object to the Settlement, the judgment to be entered in the Action, and/or Plaintiff’s application for attorneys’ fees and expenses, or otherwise request to be heard, in person or by counsel, concerning any matter properly before the Court at the Settlement Hearing; provided, however, that no person or entity (other than counsel for the Plaintiff and Defendants, nominal defendant, and the Special Litigation Committee of RAIT Financial Trust) shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless, not later than ten (10) business days prior to the Settlement Hearing, such person or entity files with the Court and serves upon counsel listed below: (i) a written notice of intention to appear that includes the person’s or entity’s name, address and telephone number, and identifies their holdings of RAIT common shares after January 1, 2007; (ii) a statement of such person’s or entity’s objections to any matters before the Court; (iii) the grounds therefor or the reasons that such person or entity desires to appear and be heard, as well as all documents or writings such person or entity desires the Court to consider. Such papers shall be served by hand or overnight mail upon the following counsel on or before the date of filing with the Court:

Jacob A. Goldberg FARUQI & FARUQI, LLP 2600 Philmont Avenue, Suite 324 Huntingdon Valley, PA 19006 James S. Notis GARDY & NOTIS LLP 440 Sylvan Avenue Englewood Cliffs, NJ 07632 Counsel for Plaintiff
Barbara Mather
Robin Sumner
Patricia A. McCausland
PEPPER HAMILTON LLP
3000 Two Logan Square
18th & Arch Streets
Philadelphia, PA 19103-2799
Counsel for Defendants Betsy
Z. Cohen, Daniel G. Cohen and
Nominal Defendant RAIT
Financial Trust

William A. Slaughter
Stephen J. Kastenberg
Paul Lantieri III
BALLARD SPAHR ANDREWS &
INGERSOLL, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Counsel for the Special
Litigation Committee of Nominal
Defendant RAIT Financial Trust
Leonard Barrack
Mark R. Rosen
BARRACK, RODOS & BACINE
2001 Market Street
3300 Two Commerce Square
Philadelphia, PA 19103-7087
Counsel for Defendants Edward
S. Brown, Frank Farnesi, S.
Kristin Kim, Daniel Promislo,
John F. Quigley, III and
Murray Stempel, III

8. Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees or reimbursement of expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in Paragraph 6, above. Any person or entity who fails to object or otherwise request to be heard in the manner described above shall be deemed to have waived the right to object or otherwise be heard (including any right of appeal) and shall be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

9. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this court. Pending final determination of whether the Settlement should be approved, Plaintiff and all other holders of RAIT common stock, their respective affiliates, and anyone claiming through or for the benefit of any of them, are barred and enjoined from commencing, or in any way participating in the commencement of, any new action or other proceeding, in any forums asserting against any of the Release Persons any Settled Claims.

10. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement and Stipulation (including any modification thereof) and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become null and void and of no further force and effect except for RAIT’s obligation to pay for expenses incurred in connection with the Notice provided for by this Order, and neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party, shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.

11. All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further Order of this Court.

12. In any event, neither the Stipulation nor any provisions contained in the Stipulation, nor any negotiations, statements or proceedings in connection therewith, shall be construed, or deemed to be evidence of, an admission or concession on the part of any of the Plaintiff, Defendants, including nominal defendant RAIT, the Special Litigation Committee, any common shareholder of RAIT, or any other person or entity of any liability or wrongdoing by them, or any of them as to any claim alleged or asserted in the Action or otherwise, and shall not be offered or received in evidence in any action or proceeding (except in an action or proceeding to enforce the terms and conditions of the Stipulation), or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature.

13. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Final Judgment shall be entered as described in the Stipulation.

LEGROME D. DAVIS
UNITED STATES DISTRICT JUDGE

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

JESS SARVER, derivatively on behalf of		:
RAIT FINANCIAL TRUST,	:
:
Plaintiff,	: :	Civil Action No.
v.	: :	2:07-cv-03420
BETSY Z. COHEN, et al.,	:
:
Defendants,	:
:
and	:
:
RAIT FINANCIAL TRUST,	:
:
Nominal Defendant.	:

NOTICE TO ALL HOLDERS OF RAIT FINANCIAL TRUST COMMON SHARES
OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LAWSUIT. IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS, AND FROM PURSUING THE SETTLED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD COMMON SHARES OF RAIT FINANCIAL TRUST FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. THE PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you of the above-captioned action (the “Action”) pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”) and a proposed settlement (the “Settlement”) of the Action on the terms set forth in a Stipulation of Settlement dated April 14, 2009 (the “Stipulation”). This Notice also informs you of your right to participate in a hearing to be held on      , 2009, at              .m. in Courtroom        of the of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797 (the “Settlement Hearing”) to (1) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of RAIT Financial Trust (“RAIT”); (2) determine whether final judgment should be entered with prejudice extinguishing and releasing all Settled Claims (as defined herein) and barring and enjoining prosecution of any and all Settled Claims; (3) rule on an application of Plaintiff’s counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (4) rule on such matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Action will ask the Court to enter an Order and Final Judgment dismissing the Action with prejudice on the merits.

* * * * *

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II. BACKGROUND OF THE LAWSUIT

On August 17, 2007, plaintiff Jess Sarver (“Plaintiff”) filed this Action derivatively on behalf of RAIT, against the members of RAIT’s Board of Trustees (the “Individual Defendants”). Subsequently, RAIT received letters from other shareholders demanding that its Board investigate and pursue claims on behalf of RAIT against RAIT officers and trustees, among others. Specifically, the Board received a demand letter from shareholder Joseph Plank dated September 17, 2007; a demand letter from shareholder International Brotherhood of Electrical Workers Local 98 (“Local 98”) dated May 21, 2008; and a demand letter from shareholder Richmond J. Dougall dated December 18, 2008. The complaint filed by Plaintiff in the Action asserts claims derivatively on behalf of RAIT, arising out of the same alleged conduct that is the subject of securities class actions filed on behalf of Trust shareholders and before the Court under In re RAIT Financial Trust Securities Litigation, Master File No. 07-3148 (E.D. Pa.). The shareholder demand letters demand that RAIT’s Board direct RAIT to assert claims arising out of the same alleged conduct. Subsequently, on February 10, 2009, Joseph Plank filed a derivative action complaint against RAIT’s Board of Trustees in the Court of Common Pleas for the County of Philadelphia, Pennsylvania, captioned Plank v. Cohen, Phila. Cty. CCP, No. 1288 February Term 2009 (the “State Complaint”), asserting similar claims to those asserted in the Action.

Specifically, Plaintiff’s complaint in the Action asserts that: the Individual Defendants wrongly failed to disclose the extent of RAIT’s investment in American Home Mortgage Investment Corp. (“AHM”) and the associated risk of default; RAIT had exposure to other troubled issuers but “neither disclosed nor addressed these problems to the point where they worsened and have endangered the members’ dividends;” the Individual Defendants breached “a duty to promptly disseminate accurate and truthful information with regard to the Company’s revenue, margins, operations, performance, management, projections and forecasts so that the market price of RAIT common shares would be based on truthful and accurate information”; these actions harmed RAIT by giving rise to the shareholder class action; and “these actions have damaged irreparably RAIT’s corporate image and goodwill.” Plaintiff did not make a demand on RAIT’s Board, asserting that such a demand would have been futile. The demand letters from Mr. Plank and Mr. Dougall asserted similar claims. The demand letter from Local 98 also asserted those claims and, in addition, claims relating to the manner in which RAIT accounted for its TruPS investments and claims against the underwriters of RAIT’s 2007 stock and debt offerings.

In response to the Action and demand letters and in accordance with Section 8-206 of the General Corporation Law of the State of Maryland and Article 416 of RAIT’s By-Laws, on September 20, 2007, the Board adopted a resolution appointing a special litigation committee of independent trustees (the “Special Litigation Committee”) “to review, analyze and investigate the allegations made in the [Action], including any similar allegations made in any subsequent legal action, and to determine what action, if any, RAIT should take.” The Board resolution appointing the Special Litigation Committee delegated to the Special Litigation Committee “the authority to interview, select and retain, at RAIT’s expense, such attorneys or other advisors and secretarial assistance as it may deem appropriate, in order to advise and assist the Special Litigation Committee in fulfilling its functions,” and provided that the Special Litigation Committee “have full access to all records, documents or other information in the possession of RAIT or its affiliates or available to RAIT or its affiliates that the Special Litigation Committee may deem relevant to its duties.” The Board appointed independent trustees S. Kristin Kim, Daniel Promislo and Murray Stempel, III, to serve as members of the Special Litigation Committee and appointed Mr. Promislo as its Chairman.

Pursuant to the authority delegated to it by the Board, the Special Litigation Committee retained the law firm of Ballard Spahr Andrews & Ingersoll, LLP as its legal counsel, and through counsel, the accounting firm Tauber & Balser, LLC (“Tauber & Balser”) to assist it by investigating and reporting on the pertinent accounting issues.

The Special Litigation Committee’s investigation spanned more than ten months, during which the Committee met in person or telephonically nineteen times. The Committee’s investigation included, among other things: the collection and review of more than 400,000 documents from RAIT and other sources; interviews of twenty-nine current and former trustees, officers and employees of RAIT and its affiliates, including Taberna Realty Financial Trust (“Taberna”); informal discussions with RAIT officers and counsel concerning information potentially relevant to the investigation; interviews of representatives of RAIT’s independent auditor, Grant Thornton; independent research concerning the pertinent credit markets and TruPS borrowers; and the receipt of a report from Tauber & Balser concerning accounting and related issues within the scope of the Committee’s investigation. The Special Litigation Committee also invited the RAIT shareholders who had asserted derivative and securities claims or submitted demand letters, and their counsel, to meet with the Committee and to provide any information they believed may be relevant to the Committee’s investigation.

Following its investigation, the Special Litigation Committee concluded that there is no merit to the allegations of wrongdoing in Plaintiff’s complaint filed in the Action and the demand letters.

Based upon the Special Litigation Committee’s findings, which are documented in a confidential report which has been filed under seal with the Court, the Special Litigation Committee determined that it would not serve the interests of RAIT or its common shareholders for RAIT to pursue the claims asserted on behalf of RAIT in the Action, or to take the steps demanded in the shareholder demand letters. The Special Litigation Committee accordingly directed its counsel to so advise the Court and the parties and to seek dismissal of the Action. RAIT, by the Special Litigation Committee, filed a motion to dismiss the Action on August 22, 2008.

Following the filing of the motion to dismiss, Plaintiff sought leave to conduct discovery relating to, among other things, the Committee’s formation, powers, composition, investigation, and the bases of the Special Litigation Committee’s findings and conclusions. The Special Litigation Committee did not object to such discovery. Plaintiff served upon the Committee document requests, in response to which the Special Litigation Committee served responses and produced responsive documents underlying the Special Litigation Committee’s investigation. Plaintiff also served notices of deposition upon each of the members of the Special Litigation Committee.

Following Plaintiff’s Counsel’s review and analysis of the materials provided by the Special Litigation Committee, including the Special Litigation Committee’s interview memoranda, and various other documents from RAIT and other sources, Plaintiff’s Counsel and the Special Litigation Committee’s counsel engaged in arms’ length settlement negotiations aimed at reaching a full and final settlement of the Action. Following extensive negotiations, Plaintiff, the Individual Defendants, RAIT and the Special Litigation Committee, by their respective counsel, on April 14, 2009 executed the Stipulation that sets forth the comprehensive terms of the Settlement.

III. SUMMARY OF THE SETTLEMENT TERMS

Pursuant to the Stipulation, RAIT has agreed to take all necessary steps to adopt and implement the corporate governance provisions set forth below within two months of the final approval of the Settlement (when an Order approving the Settlement becomes final by virture of the absence of any appeal or similar effort to alter approval of the Settlement, or the “Effective Date”), and to maintain them for the time periods specified below or so long as RAIT common shares are publicly traded in the United States, whichever period is shorter:

Board Structure. For a period of five years from the Effective Date:

? RAIT’s Board shall maintain a Conflicts Committee, consisting of no fewer than three members and consisting entirely of independent trustees within the meaning of RAIT’s Trustee Independence Standards (as identified below). The Conflicts Committee shall be responsible, and shall have the sole authority and full power of the Board, for approving or rejecting all Related Party Transactions on behalf of RAIT. (A Related Party Transaction is any transaction that RAIT would be required to disclose in its financial statement footnotes under Statement of Financial Accounting Standards No. 57, “Related Party Disclosures,” as amended or interpreted, or in its proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. Based on the circumstances as of the Stipulation, a Related Party Transaction would include any transaction between RAIT and Cohen Brothers LLC, Cohen & Company Securities, LLC or The Bancorp, Inc.) The Conflicts Committee shall have the authority to retain such independent legal or other experts as it deems necessary. The Board may designate the Audit Committee to serve as the Conflicts Committee, provided it meets the requirements set forth in this provision.

? The Audit Committee, Nominating and Governance Committee, and Compensation Committee shall consist entirely of independent trustees within the meaning of RAIT’s Trustee Independence Standards. The Audit Committee shall meet no fewer than four times per year. The Nominating and Governance and Compensation Committees shall meet no fewer than two times per year.

? A majority of RAIT’s trustees shall be independent within the meaning of RAIT’s Trustee Independence Standards.

Trustee Independence Standards. For a period of five years from the Effective Date, RAIT’s Trustee Independence Standards shall include the following requirements:

? The trustee has not been employed by RAIT or any of its affiliates, as defined by RAIT, at any time during the preceding three years.

? The trustee has no direct personal services contract with RAIT other than with respect to the trustee’s service as a trustee.

? The trustee is not employed and compensated by a not-for-profit entity that receives contributions from RAIT in any single fiscal year that exceeds the greater of $1 million or 2% of such entity’s consolidated gross revenues.

? The trustee is not a member of the immediate family (as defined in the listing standards of the primary exchange on which RAIT’s common shares trade) of any person who fails to satisfy RAIT’s Trustee Independence Standards, except that: (i) with respect to employment with RAIT or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or trustee position; and (ii) with respect to any direct personal services contract with RAIT, such a contract between RAIT and any immediate family members of a trustee will not negate independence if such contract is approved by the Conflicts Committee.

? The trustee has no direct ownership interest in any investment in which the trustee jointly acquired such investment interest in conjunction with RAIT.

? During the then-current fiscal year or any of the three immediately preceding fiscal years, a company of which the trustee is an executive officer or an employee has not had a business relationship with RAIT in which RAIT has made payments to or received payments from such company that exceed the greater of $1 million or 2% of such company’s consolidated gross revenues.

? No member of RAIT’s Compensation Committee or Nominating and Governance Committee is employed as an executive officer by a public company at which an executive officer of RAIT serves as a member of such public company’s compensation committee or nominating committee.

Trustee Compensation. For a period of five years from the Effective Date:

? Non-employee trustees shall not be eligible to receive compensatory payments triggered by a change in control of RAIT, other than pursuant to change in control provisions in equity awards, which may be comprised of options, phantom units, restricted stock units, or any other equity compensation awards. (Fees and expense reimbursement relating to service on the Board shall not be considered change in control payments for purposes of this provision.)

? Trustee options shall be priced based upon the market price of RAIT common shares on the grant date and shall not be granted during blackout periods (as defined in RAIT’s Insider Trading Policy as in effect from time to time), except that new trustees shall be eligible for a grant of options priced based upon the market price of RAIT common shares during a defined period of time after their appointment.

Majority Voting. For a period of five years from the Effective Date:

? In uncontested trustee elections, trustee nominees shall be elected to the Board by a majority of the votes cast. In the event a trustee does not receive a majority of the votes cast, the trustee shall offer his resignation to the Board, which shall convene a meeting within ninety days to review the offered resignation and advise shareholders of the Board’s conclusion about accepting or rejecting the offer of resignation.

Nomination Procedures for Trustees. For a period of five years from the Effective Date, RAIT shall maintain the following nomination procedures for trustees:

? Only such persons as are duly nominated by the incumbent trustees or a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting shall be eligible for election. Any shareholder who wishes to do so may send a written recommendation to the Nominating and Governance Committee Chairman. Such a shareholder must: (i) represent that he is a shareholder of RAIT and will remain so through the date of the relevant annual meeting of shareholders of RAIT; and (ii) include the written consent of the person so recommended to serve as a trustee if nominated and elected and to provide such information as the Nominating and Governance Committee may request, as well as a description of recommended person’s background and qualifications. All shareholder recommendations received by the Nominating and Governance Committee by the November 1st immediately preceding the date of an annual meeting of RAIT shareholders shall be considered by the Nominating and Governance Committee in its deliberations to determine its recommendations to the Board regarding persons to be nominated by the Board for election to the Board at such annual meeting.

Accounting Policies. For a period of five years from the Effective Date:

? Each of RAIT’s Chief Executive Officer and Chief Financial Officer shall certify quarterly in RAIT’s quarterly and annual reports filed with the SEC that they are responsible for establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rules 13a-15(f) and 15d-15(f)) for RAIT and have designed such internal control, or caused such internal control over financial reporting to be designed under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (subject to any changes to requirements for such certifications mandated by the SEC). RAIT also shall maintain a policy, to be published in RAIT’s employee handbook, that all complaints received by RAIT regarding accounting, internal accounting controls, or auditing matters regarding trust preferred securities or subordinated debt, and that all confidential and anonymous submissions by any RAIT employee regarding questionable accounting, internal accounting controls, or auditing matters regarding trust preferred securities or subordinated debt, shall be brought to the attention of the Audit Committee.

Code of Business Conduct and Ethics. For a period of five years from the Effective Date:

? RAIT’s Code of Business Conduct and Ethics shall provide for a designated compliance officer in the office of the chief legal officer to oversee enforcement of the Code and to provide Covered Persons a specific contact in that office.

The full terms of the Settlement are set forth in the Stipulation (see Section XII, below). Note that in the event that RAIT is required to implement any corporate governance policy that is inconsistent with any of those set forth herein by reason of a change in applicable law, regulation, listing requirement of the exchange on which RAIT’s common stock is traded, or any other such change, such implementation shall not constitute a breach of the Settlement, provided that RAIT shall disclose such change within four business days of its implementation through the filing of a Current Report on Form 8-K with the SEC, the posting of such change on its website, or other means that comply with Regulation FD, unless RAIT has an obligation to keep such change confidential or expediency does not permit such notice, in which event RAIT shall disclose such change through the filing of a Current Report on Form 8-K with the SEC, the posting of such change on its website, or other means that comply with Regulation FD as soon as practicable.

IV. RELEASES

The Stipulation provides that, if the Court approves the Settlement, and in consideration of the benefits provided by the Settlement: (1) the Action shall be dismissed on the merits with prejudice as to each of the Individual Defendants and RAIT and against Plaintiff, on behalf of himself or any holder of RAIT common shares derivatively on behalf of RAIT (the “Releasing Parties”), without costs, except as provided in the Stipulation; (2) Plaintiff, individually and derivatively on behalf of RAIT, RAIT, and any person who may claim by or through them, completely, voluntarily, knowingly, unconditionally and forever releases, and are deemed to release and forever discharge, Defendants and their heirs, executors and assigns, and RAIT and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys (collectively, the “Released Parties”) from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Action or in any other proceeding by or on behalf of Plaintiff individually, and/or by or on behalf of Plaintiff or any RAIT shareholder derivatively on behalf of RAIT, and/or by RAIT against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Action and in the shareholder derivative demands received by RAIT (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Derivative Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the litigation styled as In re RAIT Financial Trust Securities Litigation, Master File No. 07-3148 (E.D. Pa.), or other direct claims of purchasers of RAIT securities other than Plaintiff individually; and (3) Defendants completely, voluntarily, knowingly, unconditionally and forever, release Plaintiff and Plaintiff’s counsel from all claims relating to the institution, prosecution, assertion, settlement or resolution of the Action or the Settled Claims.

The litigation styled as In re RAIT Financial Trust Securities Litigation, Master File No. 07-3148 (E.D. Pa.), is a putative class action pending in the same Court as the Action, and includes certain factual allegations that overlap the factual allegations in the Action. The Release of Settled Claims in the Action does not and is not intended by the parties to compromise any claim asserted in that putative class action or any other direct claim of purchasers of RAIT securities other than Plaintiff individually.

The litigation styled as Plank v. Cohen, Phila. Cty. CCP, No. 1288 February Term 2009, is a derivative action asserting similar claims to those asserted in the Action. The plaintiff and plaintiff’s counsel in the Plank v. Cohen action agree with and support the Settlement of the Action. If the Court approves the Settlement, the plaintiff and plaintiff’s counsel in the Plank v. Cohen action will move for the dismissal of that action in light of the Settlement.

The release contemplated by the Stipulation extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement. The Releasing Party will be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provision, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, and those provisions, rights, and benefits of Section 1542 itself, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

V. REASONS FOR THE SETTLEMENT

Plaintiff, through his counsel, has conducted a thorough investigation of the claims and the underlying events and transactions alleged in the Action, which has included, among other things, review and analysis of the Special Litigation Committee’s report (with exhibits), the Committee’s interview memoranda, and various other documents from RAIT and other sources, and has researched and analyzed the applicable law with respect to Plaintiff’s claims and the potential defenses thereto. Based on their investigation of the facts and the applicable law, Plaintiff’s counsel have concluded that settlement of the claims asserted in this action on the terms and conditions of this Stipulation is fair, reasonable, adequate and in the best interest of RAIT.

The Individual Defendants and RAIT deny any wrongdoing or liability whatsoever with respect to all claims, events, and transactions complained of in the Action, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, and deny that they acted improperly in any way. Based upon its investigation, the Special Litigation Committee similarly has concluded that there is no merit to the allegations of wrongdoing in the Action and the demand letters. The Individual Defendants and the Committee nevertheless consider it desirable that the Action be settled on the terms and conditions of the Stipulation.

VI. THE SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing to be held on      , 2009, at            .m. in Courtroom        of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797 to: (1) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of RAIT; (2) determine whether final judgment should be entered pursuant to the Stipulation dismissing the Action with prejudice and extinguishing and releasing all Settled Claims and barring and enjoining prosecution of any and all Settled Claims; (3) rule on an application of Plaintiff’s counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (4) rule on such matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any part thereof, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement with or without modification, to enter an Order and Final Judgment, and to order the payment of attorneys’ fees and expenses without further notice of any kind.

VII. YOUR RIGHT TO APPEAR AND OBJECT

Any common shareholder of RAIT who objects to (1) the Settlement, (2) the dismissal of the Action, (3) the judgments to be entered with respect to the dismissal of the Action, and/or (4) Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing. If you wish to do so, however, you must, not later than ten (10) business days prior to the Settlement Hearing (unless the Court in its discretion shall otherwise direct for good cause shown), file with the Clerk of the Court: (1) a written notice of your intention to appear that includes your name, address and telephone number, and identifies your holdings of RAIT common shares after January 1, 2007; (2) a statement of your objections to any matters before the Court; and (3) the grounds therefor or the reasons you desire to appear and be heard, as well as all documents or writings you desire the Court to consider. On or before the date you file such papers, you must serve them upon the following attorneys by hand or overnight mail:

Jacob A. Goldberg FARUQI & FARUQI, LLP 2600 Philmont Avenue, Suite 324 Huntingdon Valley, PA 19006 James S. Notis GARDY & NOTIS LLP 440 Sylvan Avenue Englewood Cliffs, NJ 07632 Counsel for Plaintiff
Barbara Mather
Robin Sumner
Patricia A. McCausland
PEPPER HAMILTON LLP
3000 Two Logan Square
18th & Arch Streets
Philadelphia, PA 19103-2799
Counsel for Defendants Betsy
Z. Cohen, Daniel G. Cohen and
Nominal Defendant RAIT
Financial Trust

William A. Slaughter
Stephen J. Kastenberg
Paul Lantieri III
BALLARD SPAHR ANDREWS &
INGERSOLL, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Counsel for the Special
Litigation Committee of Nominal
Defendant RAIT Financial Trust
Leonard Barrack
Mark R. Rosen
BARRACK, RODOS & BACINE
2001 Market Street

3300 Two Commerce Square
Philadelphia, PA 19103-7087
Counsel for Defendants Edward
S. Brown, Frank Farnesi, S.
Kristin Kim, Daniel Promislo,
John F. Quigley, III and
Murray Stempel, III

Any common shareholder of RAIT who does not object to the Settlement or Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses need not do anything.

Unless the Court otherwise directs, no person or entity will be entitled to object to the Settlement, the judgments to be entered in the Action, or the award of attorneys’ fees and expenses to Plaintiff’s counsel, or otherwise to be heard, except by serving and filing written objections as described above.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VIII. THE ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of RAIT, the parties to the Action will ask the Court to enter an Order and Final Judgment, which will, among other things: (1) approve the Settlement and adjudge the terms of the Settlement to be fair, reasonable, adequate and in the best interests of the RAIT, pursuant to Fed. R. Civ. P. 23.1(c); (2) authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided therein; (3) dismiss the Action with prejudice on the merits and release the Released Parties from the Released Claims and bar and enjoin prosecution of any and all Settled Claims; and (4) provide that the Order and Final Judgment shall not constitute any evidence or admission by any party to the Action that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefor.

IX. THE APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

If the Court approves the Settlement, Plaintiff’s counsel intend to ask the Court for an award of attorneys’ fees inclusive of reimbursement of expenses, in an amount not to exceed $400,000, which Defendants have agreed to pay. Any such award of attorneys’ fees and expenses may be allocated between Plaintiff’s Counsel and the plaintiff’s counsel in the Plank v. Cohen action as they may agree. Any award of attorneys’ fees and reimbursement of expenses by the Court will be in addition to the Settlement and will not reduce or in any way affect the benefits of the Settlement.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold RAIT common shares for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to: Andres Viroslav, Investor Relations, RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104; (215) 243-9000.

Such brokerage firms, banks and/or other persons or entities requesting additional copies or providing a list of names and mailing addresses of beneficial owners will be reimbursed for documented reasonable out-of-pocket expenses incurred in providing such additional copies or providing a list of names and mailing addresses of beneficial owners.

XI. SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims that have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation and related Orders and proposed forms of Orders, holders of RAIT common shares are referred to the Court files for the Action. You or your attorney may examine the public Court files during regular business hours of each business day at the office of the Clerk of the Court at the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797.

Inquiries or comments about the Settlement should be directed in writing to the attention of Plaintiff’s counsel as follows:

Jacob A. Goldberg	James S. Notis
FARUQI & FARUQI, LLP	GARDY & NOTIS LLP
2600 Philmont Avenue, Suite 324	440 Sylvan Avenue
Huntingdon Valley, PA 19006	Englewood Cliffs, NJ 07632

PLEASE DO NOT CALL OR WRITE THE COURT

Dated:      , 2009

BY ORDER OF THE
UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

JESS SARVER, derivatively on behalf of		:
RAIT FINANCIAL TRUST,	:
:
Plaintiff,	: :	Civil Action No.
v.	: :	2:07-cv-03420
BETSY Z. COHEN, et al.,	:
:
Defendants,	:
:
and	:
:
RAIT FINANCIAL TRUST,	:
:
Nominal Defendant.	:

ORDER AND FINAL JUDGMENT

The Stipulation of Settlement, dated April 14, 2009 (the “Stipulation”), of the above-captioned action (the “Action”), having been presented at the Settlement Hearing on      , 2009, pursuant to the Scheduling Order for Approval of Derivative Action entered herein on      , 2009 (the “Scheduling Order”), which Stipulation was joined in and consented to by all parties to the Action and which (along with the defined terms herein) is incorporated herein by reference; and the Court having found and concluded that notice of said hearing was given in accordance with the Scheduling Order to holders of common shares of RAIT Financial Trust (“RAIT”) and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the settlement of the Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this       , day of      , 2009, as follows:

1. Capitalized terms used in this order and not otherwise defined shall have the meanings set forth in the Stipulation.

2. The Notice of Proposed Settlement of Derivative Action (the “Notice”) has been given to the holders of RAIT common shares in the manner directed by the Scheduling Order, proof of the mailing of the Notice has been filed with the Court and full opportunity to be heard has been offered to all parties and persons in interest.

3. The Court finds and concludes that the form and manner of the Notice is the best notice practicable under the circumstances and fully complies with Fed. R. Civ. P. 23.1(c) and the Constitution of the United States and any other applicable law and constitutes due and sufficient notice to all persons entitled thereto.

4. The Court finds and concludes that the Settlement and all transactions preparatory or incident thereto are found to be fair, reasonable and adequate and in the best interests of RAIT and approves the Settlement and all transactions preparatory or incident thereto pursuant to Fed. R. Civ. P. 23.1(c).

5. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk of the Court is directed to enter and docket this Order and Final Judgment in the Action. [All objections have been considered by the Court and are found to be without merit and are hereby overruled.]

6. This Order and Final Judgment is a final judgment pursuant to Federal Rule of Civil Procedure 54(b), and shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefor.

7. The Action is hereby dismissed with prejudice as to all Defendants and against Plaintiff on behalf of herself or any holder of RAIT common shares derivatively on behalf of RAIT, without costs, except as provided in the Stipulation.

8. Plaintiff, individually and derivatively on behalf of RAIT, RAIT, and any person who may claim by or through them (the “Releasing Parties”), completely, voluntarily, knowingly, unconditionally and forever release and discharge, and are deemed to release and forever discharge, Defendants and their heirs, executors and assigns, and RAIT and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys (collectively, the “Released Parties”) from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Action or in any other proceeding by or on behalf of Plaintiff individually, and/or by or on behalf of Plaintiff or any RAIT shareholder derivatively on behalf of RAIT, and/or by RAIT against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Action and in the shareholder derivative demands received by RAIT (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Derivative Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the litigation styled as In re RAIT Financial Trust Securities Litigation, Master File No. 07-3148 (E.D. Pa.), or other direct claims of purchasers of RAIT securities other than Plaintiff. Defendants, completely, voluntarily, knowingly, unconditionally and forever, release Plaintiff and Plaintiff’s counsel from all claims relating to the institution, prosecution, assertion, settlement or resolution of the Action or the Settled Claims.

9. The release provided in this Order and Final Judgment extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement. The Releasing Party is deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provision, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, and those provisions, rights, and benefits of Section 1542 itself, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

10. Dismissal of the Settled Claims with prejudice and on the merits shall become effective immediately upon the entry of this Order and Final Judgment and without any further action by the Court.

11. The Court permanently enjoins Plaintiff and all other holders of RAIT common shares, and any who may claim by and through them, from commencing or prosecuting, either directly or indirectly, any action or proceeding asserting any of the Settled Claims in this or any other forum.

12. Plaintiff’s counsel are hereby awarded fees and expenses in the aggregate amount of $      for their services in the Action, which award the Court finds to be fair and reasonable and which shall be paid to Plaintiff’s counsel in accordance with the terms of the Stipulation.

13. The Court reserves jurisdiction over all matters relating to the administration and consummation of this Order and the Stipulation.

LEGROME D. DAVIS
UNITED STATES DISTRICT JUDGE